                                                                    EXHIBIT 4.14


                                 DISCOVERY ZONE, INC.
                                     (Mortgagor),



                                          to



                         STATE STREET BANK AND TRUST COMPANY,
               solely in its capacity as Trustee and Collateral Agent
                                     (Mortgagee)



                      MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

                         SECURITY AGREEMENT AND FIXTURE FILING

                              Dated as of July 29, 1997


                             DOCUMENT PREPARED BY AND
                             AFTER RECORDING RETURN TO:
                             Anderson Kill & Olick, P.C.
                             1251 Avenue of the Americas
                             New York, New York 10020
                             Attention:  Ronald S. Brody, Esq.

                             PIN:  07-19-105-003-0000
                             Common Address:       2570 W. Schaumburg Road
                                                   Schaumburg, IL 60194


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         THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND
FIXTURE FILING (as the same may from time to time be extended, renewed or modified, this "MORTGAGE"), made as of the 29th day of July, 1997, by DISCOVERY ZONE, INC., a Delaware corporation ("MORTGAGOR"), having its principal place of business at One Corporate Center, 110 East Broward Boulevard, Fort Lauderdale, Florida 33301 to STATE STREET BANK AND TRUST COMPANY, solely in its capacity as trustee and collateral agent under and pursuant to that certain Indenture, dated July 22, 1997, among Discovery Zone, Inc., State Street Bank and Trust Company, as trustee, and the Subsidiary Guarantors named therein, its successors and assigns ("MORTGAGEE"), having an address at Two International Place, Boston, Massachusetts 02110.

                                 W I T N E S S E T H:

         A. WHEREAS, Mortgagor has entered into the aforementioned Indenture, dated as of July 22, 1997 (said Indenture, together with any supplements or amendments thereto and any renewals, extensions, or replacements thereof, is hereinafter referred to as the "INDENTURE") pursuant to which the Mortgagor has issued (i) 13.50% Senior Secured Notes due August 1, 2002 ("INITIAL NOTES"), and
(ii) 13.50% Senior Secured Notes due August 1, 2002, Series B to be issued in exchange for the Initial Notes pursuant to a Registration Rights Agreement, dated as of July 22, 1997, between Mortgagor and Jeffries & Company, Inc. (the "EXCHANGE NOTES") in the aggregate principal amount of Eighty-Five Million Dollars ($85,000,000.00). The Initial Notes, the Exchange Notes, and the Private Exchange Notes (as defined in the Indenture) are hereinafter referred to collectively as, the "NOTES";

         B. WHEREAS, pursuant to its obligations under the Indenture, and for the purpose, among other things, of securing and providing for the repayment of the Notes, Mortgagor and Mortgagee have entered into that certain Security Agreement, Pledge Agreement, Escrow and Security Agreement, and Collateral Assignment of Patents, Trademarks and Copyrights (Security Agreement), each dated as of July 22, 1997, which aforementioned agreements and the Indenture, together with any supplements or amendments thereto and any renewals, extensions or replacements thereof are hereinafter collectively referred to as the "RELEVANT DOCUMENTS";

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         C.   WHEREAS, Mortgagor is entering into this Mortgage pursuant to its obligations under the Indenture and for the purpose, among other things, of further securing and providing for repayment of the Notes; and

         D. WHEREAS, Mortgagor is the fee simple owner of the real estate described in Exhibit A attached hereto (the "LAND");

         NOW THEREFORE, with reference to the foregoing recitals and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows:

         For the purpose of securing the payment and performance of all of the obligations (the "OBLIGATIONS") of Mortgagor, including without limitation, any and all obligations of Mortgagor under this Mortgage, the Notes, the Indenture, and all other documents evidencing or securing any such Obligations including, without limitation, the Relevant Documents. Mortgagor by these presents does hereby mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Mortgagee, the Land and the buildings, structures and improvements of every nature whatsoever now or hereafter located thereon to the extent owned by Mortgagor (including, but not limited to, all gas and electric fixtures, radiators, heaters, docks and docking facilities, engines and machinery, boilers, elevators and motors, plumbing, heating and air conditioning fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes which are or shall be attached to the Land or said buildings, structures or improvements) (the "IMPROVEMENTS");

         TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interest and estates relating to the Land and the Improvements, together with Mortgagor's interest in the following property, rights, interests and estates hereinafter described (the Land, Improvements, and the following property, rights, interests and estates being hereinafter collectively referred to as the "MORTGAGED PROPERTY"):

         (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, construction and equipment warranties, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating to or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto, and in and to any streets, ways, alleys, passages, strips or gores of land adjoining the Land or any part thereof;

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         (b)  all fixtures, attachments and other articles attached to the Land or the Improvements constituting realty or real property now or hereafter owned by Mortgagor or in which Mortgagor has or shall acquire an interest, now or hereafter located on, attached to or contained in or used or usable in connection with the Mortgaged Property, and including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on or in the Mortgaged Property, of every kind and nature whatsoever now owned or hereafter acquired by Mortgagor, and all proceeds thereof, as well as all additions to, appurtenances, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, now or hereafter owned by Mortgagor and used or intended to be used in connection with, or with the operation of, the Mortgaged Property, to the extent constituting real property (collectively, the "FIXTURES");

         (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property;

         (d) to the extent assignable, leases, subleases (including sub-subleases), lettings, licenses, concessions, occupancy agreements and other agreements which grant a possessory interest in, or the right to use or occupy, all or any part of the Mortgaged Property now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor (collectively, the "LEASES") and all rents, issues, profits, revenues (including all oil and gas or other mineral royalties and bonuses), deposits (including, without limitation, security deposits) under the Leases (including, without limitation, from the rental of any office space, retail space or other space, halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease, fees and rentals, letters of credit or cash instruments securing or evidencing obligations under Leases, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance)) (collectively, the "RENTS") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations;

         (e) subject to the rights of Mortgagor hereunder, all proceeds of any insurance policies covering the Mortgaged Property (including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property);

         (f) all refundable, returnable or reimbursable fees deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or

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reimbursable tap fees, utility deposits and development costs in connection with the Mortgaged Property, and all of the records and books of account now or hereafter maintained by or on behalf of Mortgagor in connection with the operation of the Mortgaged Property (collectively, "SECURITY ACCOUNTS");

         (g) all proceeds (as defined in the Uniform Commercial Code) of the Mortgaged Property which, in any event, shall include, without limitation, (i) cash, instruments and other property received, receivable or otherwise distributed in exchange for any or all of the Mortgaged Property, (ii) the collection or other disposition of, or realization upon, any item or portion of the Mortgaged Property (including, without limitation, all claims of Mortgagor against third parties for loss of, damage to, destruction of, or for proceeds payable under policies of insurance in respect of, the Mortgaged Property now existing or hereafter arising), (iii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Mortgagor from time to time with respect to damage or loss of or to any of the Mortgaged Property, (iv) any and all payments (in any form whatsoever) made or due and payable to Mortgagor from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged Property by any Governmental Authority (or any person acting under color of Governmental Authority), and (v) any and all real estate tax refunds payable to Mortgagor with respect to the Mortgaged Property, and refunds or reimbursements payable with respect to bonds, escrow accounts, or other sums payable in connection with the use, development or ownership of the Mortgaged Property (collectively, the "PROCEEDS");

         (h) to the extent permitted under applicable law, all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of the Mortgaged Property (including, without limitation, business licenses, state health department licenses, food service licenses, liquor licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Mortgaged Property) (collectively, "PERMITS");

         (i) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements (including diskettes containing any such data), and all amendments and modifications thereof; and

         (j) any and all replacements and renewals of or additions and substitutions to any of the foregoing and all proceeds of any of the foregoing.

         TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee, and its successor and assigns, forever, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee and its successors and assigns;

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         AND, TO PROTECT THE SECURITY OF THIS MORTGAGE, Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

         1. DEFINED TERMS. The following terms, when used herein, shall have the meanings set forth below:

         "ENVIRONMENTAL LAWS" means any and all present and future federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the protection of the environment, the impact of Hazardous Substances or the generation, disposal or remediation thereof on human health or safety, or the Release or threatened Release of Hazardous Substances or otherwise relating to the Use of Hazardous Substances. For purposes of this definition, (A) "HAZARDOUS SUBSTANCES" means collectively,
(i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS"), and lead-based paint, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law; (B) "USE" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance; and (C) "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

         "GOVERNMENTAL AUTHORITY" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including without limitation any court).

         "IMPOSITIONS" means all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed within the term of this Mortgage), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental impositions and other charges (including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Mortgaged

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Property), in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Mortgaged Property, which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Mortgagor (including, without limitation, all income, franchise, single business or other taxes imposed on Mortgagor for the privilege of doing business in the jurisdiction in which the Mortgaged Property is located), (ii) the Mortgaged Property, or any part thereof or any revenues therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Mortgaged Property by Mortgagor or the leasing or use of the Mortgaged Property or any part thereof by Mortgagor.

         "LEGAL REQUIREMENTS" means (i) all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental Laws) affecting either the Borrower or any Property or any part thereof or the construction, ownership, use, alteration or operation thereof, or any part thereof (whether now or hereafter enacted and in force), (ii) all permits, licenses and authorizations and regulations relating thereto, and (iii) all covenants, conditions and restrictions contained in any instruments at any time in force (whether or not involving Governmental Authorities) affecting the Mortgaged Property or any part thereof which, in the case of this clause (iii), require repairs, modifications or alterations in or to the Mortgaged Property or any part thereof, or in any material way limit or restrict the existing use and enjoyment thereof.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code, as adopted, enacted and amended from time to time by the state or states where any of the Mortgaged Property is located.


         2. PAYMENT OF OBLIGATIONS AND INCORPORATION OF COVENANTS, CONDITIONS AND AGREEMENTS. Mortgagor will pay the Obligations at the time and in the manner provided in the Relevant Documents and in this Mortgage. All the representations, warranties, covenants, conditions and agreements of Mortgagor contained in the Relevant Documents are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein. If there shall be any inconsistencies between the terms, covenants, conditions and provisions set forth in this Mortgage and the terms, covenants, conditions and provisions set forth in the Relevant Documents, then the terms, covenants, conditions and provisions of the Relevant Documents shall prevail.

         3. WARRANTY OF TITLE. Mortgagor warrants that Mortgagor has good, marketable and insurable fee simple title to Land and the Improvements and has good title to the remainder of the Mortgaged Property and has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate the Mortgaged Property and that Mortgagor possesses an unencumbered fee estate in the Land and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for (x) those exceptions to title which are existing on the date hereof and approved by Mortgagee and (y) those exceptions of title that are permitted under the other terms and conditions of this Mortgage (collectively, the "PERMITTED ENCUMBRANCES") and that this Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to the Permitted Encumbrances. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

         4. TAXES. Mortgagor hereby warrants, covenants and agrees to pay before any penalty attaches all real property taxes, general and special, and all other taxes and assessments of any kind or nature whatsoever, against the Mortgaged Property when due and shall, upon written request, furnish to Mortgagee duplicate receipts therefor, Mortgagor may, in good faith and with reasonable diligence, contest the validity or amount of any such taxes or assessments provided that such contest shall have the effect of preventing the collection of the tax or assessment so contested and the sale or forfeiture of said Mortgaged Property or any part thereof, or any interest therein, to satisfy the same.

         5. INDEMNIFICATION. Mortgagor shall indemnify, defend and hold harmless Mortgagee from and against all of the following (collectively, and individually referred to as a "LOSS"): claims, demands, causes of action, judgments, costs, expenses, liabilities, losses and damages (including consequential and punitive damages), reasonable attorneys' fees and expenses and court costs, disbursements and court costs, and all risk of damage to property and injury to persons in or upon the Mortgaged Property, arising from: (i) Mortgagor's use of the Property or from the conduct of its business in or about the Mortgaged Property; (ii) Mortgagor's default or breach of any term under this Mortgage; and (iii) Mortgagor's violation or failure to comply with any Legal Requirements, including Environmental Laws; provided that Mortgagor shall not be liable for Loss arising from Mortgagee's negligence or willful misconduct or from Mortgagee's breach of any of its obligations hereunder.

         6.   TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY.  Subject to
Section 50 hereof and except as may otherwise be permitted hereunder or pursuant to the Relevant Documents, Mortgagor shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof or any of its interest therein. Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon Mortgagor's conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property in violation of this Mortgage or any other Relevant Document. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property that is not permitted pursuant to the Relevant Documents, regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

         7.   AMENDMENT TO LEGAL DESCRIPTION.    If it becomes evident that the
legal description attached to any Relevant Document is inaccurate or does not fully describe all of the real property which is reasonably connected to the Land, Mortgagor hereby agrees to an amendment of such legal description and the legal description contained on the corresponding title policy so that such error is corrected and to execute and cause to be recorded, if applicable, such document as may be appropriate for such purpose.

         8. ASSIGNMENT OF LEASES AND RENTS. Mortgagor does hereby absolutely and unconditionally assign to Mortgagee, Mortgagor's right, title and interest in all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Mortgagee. Mortgagee shall have no responsibility on account of this assignment for the control, care, maintenance, management or repair of the Mortgaged Property, for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property. Mortgagor agrees to execute and deliver to Mortgagee such additional instruments, in form and substance satisfactory to Mortgagee, as may hereafter be requested by Mortgagee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this paragraph, Mortgagee grants to Mortgagor a revocable license to collect all of the Rents and retain, use and enjoy the same and otherwise exercise all rights of Mortgagor under any Lease, in each case, subject to the terms hereof and of the Relevant Documents. Upon an Event of Default (hereinafter defined), the license granted to Mortgagor herein shall immediately and automatically be revoked, and Mortgagee shall immediately be entitled to possession of all Rents, whether or not Mortgagee enters upon or takes control of the Mortgaged Property, provided that if such Event of Default ceases to exist, the license shall automatically be reinstated. In addition, during the continuation of an Event of Default, Mortgagee may, either in person or by agent, without bringing any action or proceeding, or by a receiver appointed by a court, without the necessity of taking possession of the Mortgaged Property in its own name, and in addition to and without limiting any of Mortgagee's rights and remedies hereunder, under the Notes and any other Relevant Documents and as otherwise available at law or in equity, (a) notify any lessee or other person that the Leases have been assigned to Mortgagee and that all Rents are to be paid directly to Mortgagee, whether or not Mortgagee has commenced or completed foreclosure or taken possession of the Mortgaged Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations in, to and under the Leases; (c) demand, sue for or otherwise collect, receive, and enforce payment of Rents, including those past-due and unpaid and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to the Rents and Leases; (d) enter upon, take possession of and operate the Mortgaged Property; (e) lease all or any part of the Mortgaged Property; and/or (f) perform any and all obligations of Mortgagor under the Leases and exercise any and all rights of Mortgagor therein contained to the full extent of Mortgagor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver and without need for any other authorization or other action by Mortgagee or Mortgagor. At Mortgagee's request, Mortgagor shall deliver a copy of this assignment to each tenant under a Lease and to each manager and managing agent or operator of the Mortgaged Property. Mortgagor irrevocably directs any tenant, manager, managing agent, or operator of the Property, without any requirement for notice to or consent by Mortgagor, to comply with all demands of Mortgagee under this Section 8 and to turn over to Mortgagee on demand all Rents which it receives. Mortgagor hereby acknowledges and agrees that payment of any Rents by a person to Mortgagee as hereinabove provided shall constitute payment by such person, as fully and with the same effect as if such Rents had been paid to Mortgagor. Mortgagee is hereby granted and assigned by Mortgagor the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person or by agent, without bringing any action or proceeding, or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license shall be applied towards the payment of the Obligations. Neither the enforcement of any of the remedies under this Section 8 nor any other remedies or security interests afforded to Mortgagee under the Relevant Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a Mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise. Mortgagor shall, and hereby agrees to indemnify Mortgagee for, and to hold Mortgagee harmless from and against, any and all claims, liability, expenses, losses or damages which may or might be asserted against or incurred by Mortgagee solely by reason of Mortgagee's status as an assignee pursuant to the assignment of Rents and Leases contained herein, but excluding any claim (a) to the extent caused by Mortgagee's gross negligence or willful misconduct, or
(b) to the extent arising solely from Mortgagee's actions after Mortgagee has taken possession of the Mortgaged Property. Should Mortgagee incur any such claim, liability, expense, loss or damage, the amount thereof, including all actual expenses and reasonable fees of attorneys, shall constitute Obligations secured hereby, and Mortgagor shall reimburse Mortgagee therefor immediately upon demand. Mortgagor agrees that all Leases shall be subject to the prior written approval of Mortgagee, such approval not to be unreasonably withheld.

         9. MAINTENANCE OF MORTGAGED PROPERTY. Mortgagor shall cause the Mortgaged Property to be maintained in a good and safe condition and repair (subject to ordinary wear and tear), and shall otherwise operate and maintain the Mortgaged Property in a manner consistent with the manner in which it operates and maintains the other properties on which it operates similar businesses ("SIMILAR PROPERTIES"). Except as otherwise permitted by the Relevant Documents, the Improvements, the Fixtures and the equipment located on the Land or the Improvements shall not be removed, demolished or materially altered (except for normal replacement of equipment) without the consent of Mortgagee which shall not unreasonably be withheld or delayed. Mortgagor shall comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof. Except to the extent that Mortgagee fails to turn over insurance proceeds, if any, received by Mortgagee pursuant to Sections 10 and 11 with respect to such Mortgaged Property to Mortgagor, Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property that, following the date hereof, becomes damaged, worn or dilapidated and Mortgagor shall complete and pay for any structure at any time in the process of construction or repair on the Land. Notwithstanding anything to the contrary contained herein, Mortgagor hereby confirms its obligation to comply with all relevant Legal Requirements, including Environmental Laws, with respect to the Mortgaged Property. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof, unless Mortgagor shall have received Mortgagee's prior written consent, such consent not to be unreasonably withheld or delayed. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee, such consent not to be unreasonably withheld or delayed. Mortgagor shall not (i) change the use of the Land in any material respect or (ii) permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof.

         10.  INSURANCE.     (a)  Mortgagor shall maintain casualty, liability
and other policies of insurance relating to the Mortgaged Property in form and substance, and with insurers and coverages, reasonably satisfactory to Mortgagee and consistent with insurance that it maintains on Similar Properties.
Mortgagor shall keep the Mortgaged Property insured against loss by flood if the Mortgaged Property is located in an area identified by the Secretary of Housing and Urban Development as an area having a special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any successor act thereto). All policies of insurance to be furnished hereunder (i) shall have standard non-contributory Mortgagee clauses attached to all policies in favor of Mortgagee, without contribution, under a standard New York (or local equivalent) Mortgagee clause naming Mortgagee as the party to which all payments made under such insurance policies in excess of $150,000 should be paid, (ii) shall contain an endorsement providing that neither Mortgagor nor Mortgagee nor any other party shall be a co-insurer under said policies and shall contain a provision requiring that the coverage evidenced thereby shall not be terminated or materially modified without ten
(10) days prior written notice to Mortgagee, (iii) shall provide that no act or thing done by Mortgagor shall invalidate the policy as against Mortgagee, and
(iv) with respect to property insurance policies, shall contain a waiver of subrogation against Mortgagee. Mortgagor shall deliver certificates evidencing additional and renewal policies, together with evidence of payment of premiums thereon, to Mortgagee, and in the case of all insurance about to expire, shall deliver renewal policies or certificates evidencing such policies not less than ten (10) days prior to their respective dates of expiration.

         (b) Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Mortgagee is included thereon under a standard, non-contributory Mortgagee clause acceptable to Mortgagee. Mortgagor shall promptly notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee the certificates evidencing the policy or policies of such insurance.

         (c) The insurance required by this Mortgage, at the option of Mortgagor, may be effected by blanket and/or umbrella policies covering the Mortgaged Property and other properties, provided, however, that in each case, such insurance policies otherwise comply with the provisions of this Mortgage and allocate to the Mortgaged Property, from time to time, the coverage specified in this Mortgage without possibility of reduction or co-insurance by reason of, or damage to, any other property named therein. If the insurance required by this Mortgage shall be effected by any such blanket or umbrella policies, Mortgagor shall furnish to Mortgagee certificates with respect to, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Mortgaged Property.

         (d) If Mortgagor fails to maintain insurance in compliance with this Section, Mortgagee may obtain such insurance and pay the premium therefor and Mortgagor shall, on demand, reimburse Mortgagee for all expenses incurred in connection therewith. Mortgagor shall deliver original certificates to Mortgagee of all insurance policies maintained pursuant to this Section 10. Each property insurance policy shall name Mortgagee as Mortgagee, and loss payee with respect to all casualty coverage and each liability policy shall name Mortgagee as an additional insured thereunder.

         11.  CASUALTY. (a)    Mortgagor shall give Mortgagee prompt notice of
any loss or damage to the Mortgaged Property.

         (b) In case of loss or damage to the Mortgaged Property covered by any of the insurance policies described in Section 10 above, Mortgagee (or, after entry of decree of foreclosure, the purchaser at the foreclosure sale or decree creditor, as the case may be) is hereby authorized at its option either
(i) to settle and adjust any claim under such insurance policies without the consent of Mortgagor or (ii) to allow Mortgagor to settle and adjust such claim (either jointly with Mortgagee or by Mortgagor alone, at Mortgagee's discretion); provided that in either case Mortgagee shall, and is hereby authorized to, collect and receipt for any such insurance proceeds. Notwithstanding anything in the preceding sentence to the contrary, Mortgagee agrees that it will allow Mortgagor to settle and adjust any claims under the insurance policies which are in an amount less than $150,000, per incident of loss, up to an aggregate amount of no greater than $300,000. The expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall be included in the Obligations, and shall be reimbursed to Mortgagee upon demand or may be deducted by Mortgagee from said insurance proceeds prior to another application thereof. Interest on such amount shall accrue at the rate of thirteen and one-half percent (13.5%) per annum, beginning ten (10) days after Mortgagor receives notice of a request for payment of such amount from Mortgagee, until such amount, plus interest, is paid in full.

         (c) Mortgagee shall permit Mortgagor to apply the proceeds of insurance policies received in connection with any casualty to pay for the cost of restoring, repairing, replacing or rebuilding the loss or damage to the Mortgaged Property resulting from the casualty ("RESTORATION") if: (i) there is no Event of Default hereunder at the time of such application; (ii) restoration can, in the reasonable judgment of Mortgagee, be completed prior to the maturity of the Obligations; and (iii) restoration can, in the reasonable judgment of Mortgagee, be effected within two (2) years after the date of such casualty and in such a manner so that the Mortgaged Property will be of at least equal or greater value to the value than the Mortgaged Property prior to such casualty. Otherwise, Mortgagee may elect in its sole discretion to apply such proceeds either (x) towards payment of the Obligations, notwithstanding the fact that the Obligations, or a portion thereof, may not then be due and payable, or (y) to pay for the cost of Restoration. In all events, disbursement of insurance proceeds by Mortgagee (or at Mortgagee's election by a disbursing or escrow agent who shall be selected by Mortgagee and whose fees shall be paid by Mortgagor), to pay the cost of restoration shall require (i) evidence reasonably satisfactory to Mortgagee of the estimated costs of Restoration, (ii) funds (or assurances reasonably satisfactory to Mortgagee that such funds are available) sufficient in addition to the proceeds of insurance to complete and fully pay for Restoration; and (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, plats of surveys and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve. Except to the extent Mortgagee fails to turn over insurance proceeds, if any, received by Mortgagee hereunder with respect to such casualty to Mortgagor, Mortgagor hereby covenants to restore, repair, replace or rebuild the Improvements, to be of at least equal value, and of substantially the same character as prior to such loss or damage, all to be effected in accordance with plans, specifications and procedures to be first submitted to and reasonably approved by Mortgagee, and Mortgagor shall pay all costs of such restoring, repairing, replacing or rebuilding.

         12. EMINENT DOMAIN. Mortgagor warrants, covenants and agrees that should the Mortgaged Property, or any part thereof or interest therein, be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Mortgagor receive any notice of other information regarding such proceeding, Mortgagor shall give written notice thereof within five (5) business days to Mortgagee. Without Mortgagee's prior consent, Mortgagor (1) shall not agree to any compensation or award, and (2) shall not take any action or fail to take any action which would cause the compensation to be determined. Mortgagee shall be entitled to: (1) all compensation, awards and other payments or relief therefor, (2) to commence, appear in and prosecute in its own name any action or proceedings, and (3) to make any compromise or settlement in connection with such taking or damage. Mortgagor authorizes Mortgagee to collect and receive such awards and compensation, to give proper receipts and acquittances therefor and in Mortgagee's discretion to apply the same toward the payment of the Obligations, notwithstanding the fact that the Obligations, or a portion thereof, may not then be due and payable, or to the restoration of the Mortgaged Property in accordance with the provisions set forth in the penultimate sentence of Section 11(c) above. Mortgagor further agrees to make, execute, and deliver to Mortgagee, at any time upon request, free and clear of any encumbrance of any kind whatsoever, any and all further assignments and other instruments deemed necessary by Mortgagee for the purpose of validly and sufficiently assigning all compensations and awards made to Mortgagor for any taking, either permanent or temporary, under any such proceeding.

         13. RELEASE OF MORTGAGE. Mortgagee agrees to promptly and unconditionally release this Mortgage as follows:

         (a) in the event of a bona fide sale (other than a "SALE LEASEBACK" or other similar financing transaction) of the Mortgaged Property to a third party that is not affiliated with Mortgagor, provided that both of the following conditions are satisfied: (i) neither Mortgagor nor any of its respective affiliates continue to use or occupy the Mortgaged Property or any part thereof;
(ii) Mortgagor shall consult with Mortgagee prior to such sale and shall obtain Mortgagee's prior written consent with respect to such sale and the sales price (such consent not to be unreasonably withheld); and (iii) all of the proceeds of such sale are applied towards repayment of the Obligations, notwithstanding the fact that the Obligations, or a portion thereof, may not then be due and payable.

         (b) in the event that Mortgagee is paid in full for all amounts owing to Mortgagee by Mortgagor and any of its former affiliated debtors, including the indefeasible payment in full of the Obligations, and no amount is then owing by one or more of the foregoing to Mortgagee pursuant to the Indenture, the Notes or any other Relevant Documents.

         14. CHANGES IN THE LAWS REGARDING TAXATION. If any law is enacted or adopted or amended after the date of this Mortgage which imposes a tax, either directly or indirectly, on the Obligations or Mortgagee's interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any, provided, however, that Mortgagor shall not be obligated to pay any tax which is imposed on the net income of Mortgagee or franchise taxes or doing business taxes imposed on Mortgagee. In the event that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Obligations immediately due and payable.

         15. NO CREDITS ON ACCOUNT OF THE OBLIGATIONS. (i) Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Obligations for any part of the Impositions assessed against the Mortgaged Property, or any part thereof, and (ii) no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part hereof, for real estate tax purposes by reason of this Mortgage or the Obligations if the effect of such deduction would impose on Mortgagee a tax, either directly or indirectly, for which it otherwise would not have been liable.

         16. DOCUMENTARY STAMPS. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Notes or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

         17. CONTROLLING AGREEMENT. It is expressly stipulated and agreed to be the intent of Mortgagor and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Mortgage and the other Relevant Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Notes or under any of the other Relevant Documents, or contracted for, charged, taken, reserved, or received with respect to the Obligations, or if Mortgagee's exercise of the option to accelerate the maturity of the Notes, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Notes and all other Obligations (or, if the Notes and all other Obligations have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Notes and the other Relevant Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Obligations until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum rate of interest permitted by law from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.


         18. PERFORMANCE OF OTHER AGREEMENTS. Mortgagor shall observe and perform in all respects the terms to be observed or performed by Mortgagor under any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

         19. RIGHT TO PERFORM THE OBLIGATIONS. Subject to the terms of the Relevant Documents, if any default exists, Mortgagee shall have the right, but not the obligation, to cure such default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 19, or otherwise under this Mortgage or any of the other Relevant Documents or applicable law (including, without limitation, the costs and expenses of Mortgagee and its agents incurred in connection with the preservation, collection and enforcement of this Mortgage or of the liens created hereby), shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate of thirteen and one-half percent (13.5%) per annum, and all such sums, together with interest thereon, shall constitute additions to the Obligations and shall be secured by this Mortgage and Mortgagor covenants and agrees to pay them to the order of the Mortgagee promptly upon demand.

         20. FURTHER ACTS, ETC. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned and hypothecated (including, without limitation, the assignment of leases and rents contained in Section 8 hereof) or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. Mortgagor, on demand, will execute and deliver and, Mortgagor hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Notwithstanding anything to the contrary contained herein, Mortgagor shall not be obligated to execute, deliver, file or record any additional documents which increase Mortgagor's obligations under this Mortgage or the
Relevant Documents.   Mortgagor grants to Mortgagee an irrevocable power of
attorney coupled with an interest for the purpose of exercising the rights provided for in Section 19 and this Section 20.

         21. RECORDING OF MORTGAGE, ETC. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property.
Mortgagor will pay all filing, registration or recording fees, the costs and fees of local counsel for Mortgagee including, without limitation, costs and fees for local counsel review of this Mortgage and the Subordination Agreement (hereinafter defined) and the preparation of opinion letters in connection therewith, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance (other than income or franchise taxes imposed on Mortgagee), except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage. Mortgagor shall pay all title costs and premiums in connection with the ALTA lender's title insurance policy issued by Chicago Title Insurance Company for the benefit of Mortgagee in connection with this Mortgage (including payment for the cost of any property surveys ("SURVEYS") prepared in connection therewith), which title insurance policy shall be in form and substance satisfactory to Mortgagee containing such endorsements as Mortgagee may reasonably request, including, without limitation, the deletion of any creditor's rights exception and (to the extent available) a variable rate endorsement; survey endorsement; comprehensive endorsement; first loss endorsement; last dollar endorsement; tie-in endorsement; future advances endorsement; access coverage; tax parcel coverage; contiguity (if applicable) coverage; and such other endorsements as Mortgagee shall reasonably require. In the event that any Survey with respect to the Mortgaged Property reveals any encumbrances, restrictions, building code or zoning violations or other matters which in Mortgagee's reasonable judgment materially impair Mortgagee's security interest in the Mortgaged Property, Mortgagor agrees to cooperate with Mortgagee in performing any acts reasonably requested by Mortgagee to cause such encumbrances, restrictions, violations or other matters to be removed or remedied as appropriate.

         22. REPORTING REQUIREMENTS. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor. In addition, Mortgagor will give notice to Mortgagee in writing not later than ten (10) days after: (i) the occurrence of any Event of Default with respect to Mortgagor hereunder, or (ii) notice to Mortgagor of any action, litigation or proceeding instituted to recover possession of the Mortgaged Property from Mortgagor or for any other purpose affecting this Mortgage or of any other action, litigation or proceeding instituted against Mortgagor or judgment rendered against Mortgagor; and such notice to Mortgagee shall include a true copy of any notice of default, or if any action is then proceeding, copies of any pleadings and papers received by Mortgagor.

         23. EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" as used herein shall mean the occurrence or happening, at any time and from time to time, of one or more of the following events:

         (a) a default or event of default under any of the Notes, which remains uncured following the expiration of any applicable cure periods;

         (b) Mortgagor (i) shall fail to perform when due any payment obligation under the terms of this Mortgage or the other Relevant Documents within ten days after such amount becomes due, or (ii) shall be in violation of any of the obligations or covenants contained herein or therein and such default shall continued unremedied for a period of thirty (30) days, provided that if such default is not readily susceptible of cure in such thirty (30) day period, and provided that Mortgagor proceeds in a diligent manner to cure such default, Mortgagor shall have such additional time to effect such cure as shall be reasonably necessary to effect such cure;

         (c) Failure by Mortgagor to maintain insurance and deliver evidence thereof pursuant to Section 10;

         (d) a default under any other mortgage, deed of trust or other security instrument covering the Mortgaged Property or a portion thereof which remains uncured following the expiration of any applicable cure periods; or

         (e)  the occurrence of an Event of Default under the Indenture.

         24. REMEDIES. (a) Upon the occurrence of any Event of Default, Mortgagee may take such action permitted in law or at equity, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, by Mortgagee itself or otherwise, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

              (i) declare the entire principal amount of the indebtedness and Obligations secured hereby with interest accrued thereon to be immediately due and payable;

              (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Mortgage in which case the Mortgaged Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner in accordance with the laws of the jurisdiction in which such Mortgaged Property is located;

              (iii) with or without entry, to the extent permitted, and pursuant to the procedures provided by, applicable law, institute proceedings for the foreclosure of this Mortgage for the Obligations then due and payable subject to the continuing lien of this Mortgage, in accordance with the laws of the jurisdiction in which such Mortgaged Property is located, for the balance of the Obligations not then due;

              (iv) sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by the laws of the jurisdiction in which such Mortgaged Property is located;

              (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the other Relevant Documents;

              (vi) recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Mortgage;

              (vii) prior to, concurrently with, or subsequent to the institution of foreclosure proceedings, apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, as a matter of strict right, without notice and without regard for the adequacy of the security for the Obligations or the interest of the Mortgagor therein and without regard for the solvency of the Mortgagor or of any person, firm or other entity liable for the payment of the Obligations, and Mortgagor hereby consents to such appointment;

              (viii) prior to, concurrently with or subsequent to the institution of foreclosure proceedings, enforce Mortgagee's interest in the Leases and Rents and enter into or upon the Mortgaged Property and take exclusive possession thereof, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may (whether or not a receiver has been appointed) as attorney-in-fact or agent of Mortgagor, or in its own name and under the powers herein granted,(A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise (including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof); and (E) apply the receipts from the Mortgaged Property to the payment of the Obligations, after deducting therefrom all reasonable expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, it being agreed that should Mortgagee incur any liability, loss or damage in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees shall be secured hereby, and Mortgagor shall reimburse Mortgagee therefor immediately upon demand;

              (ix) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Mortgagor and require Mortgagor to vacate and surrender possession to Mortgagee of the Mortgaged Property or to such receiver and, in default thereof, evict Mortgagor by summary proceedings or otherwise; and

              (x) pursue such other rights and remedies as may be available under the Relevant Documents or otherwise at law or in equity or under the Uniform Commercial Code including the right to establish a lock box for all Rents and other receivables of Mortgagor relating to the Mortgaged Property.

         In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portions of the Mortgaged Property.

         The proceeds of any sale made under or by virtue of this Section 24, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Section or otherwise, shall be applied by Mortgagee in the following order of priority: first, on account of all reasonable costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in this Section 24; second, all other items which under the terms hereof constitute secured indebtedness, which are any amounts due under this Mortgage, or under the other Relevant Documents; third, any surplus to Mortgagor, its successors or assigns, as their rights may appear.

         (b) Upon any sale made under or by virtue of this Section 24, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

         (c) recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

         (d) Mortgagee may adjourn, terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section 24 at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

         (e) Mortgagee may resort to any remedies and the security given by this Mortgage or the other Relevant Documents in whole or in part, and in such portions and in such order as determined by Mortgagee's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by this Mortgage or the other Relevant Documents. The failure of Mortgagee to exercise any right, remedy or option provided in this Mortgage or the other Relevant Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by this Mortgage or the other Relevant Documents. Subject to the provisions of the Relevant Documents, no acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee and no extension of time for the payment of the whole or any portion of the Obligations or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Mortgaged Property or the liability of Mortgagor to pay the Obligations. No waiver by Mortgagee shall be effective, unless it is in writing and then only to the extent specifically stated.

         (f) The interests and rights of Mortgagee under this Mortgage and the other Relevant Documents, and the liens and security interests created and evidenced by this Mortgage and the other Relevant Documents, shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Obligations, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Obligations.

         (g) Upon the occurrence of any Event of Default under Section 23, in any suit to foreclose the lien hereof or enforce any other remedy of Mortgagee under this Mortgage, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Mortgaged Property. All such reasonable expenditures and expenses which Mortgagee may incur as permitted by this Section for the protection of the Mortgaged Property and the maintenance of the lien of this Mortgage, including, but not limited to, the fees and out-of-pocket disbursements of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage, including, but not limited to, bankruptcy proceedings or preparations for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor and shall be secured by this Mortgage.

         25. RIGHT OF ACCESS. Mortgagor shall permit agents, representatives and employees of Mortgagee to (i) inspect the Mortgaged Property or any part thereof, provided that such inspection does not materially interfere with the tenants of the Mortgaged Property or violate the terms of any Lease, (ii) to examine and make abstracts from any of Mortgagor's books and records and (iii) to discuss the business, operations, properties and financial and other condition of Mortgagor with officers of Mortgagor and with its independent certified public accountants, at such reasonable times as may be requested by Mortgagee upon reasonable advance notice.

         26. SECURITY AGREEMENT. This Mortgage is both a real property mortgage/deed of trust and a "SECURITY AGREEMENT" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Obligations, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this paragraph the "COLLATERAL"). Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time, reasonably consider necessary to create, perfect, and preserve Mortgagee's security interest herein granted. All or part of the Mortgaged Property is or is to become "FIXTURES" as defined in the Uniform Commercial Code, and this Mortgage, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall also constitute a "FIXTURE FILING" for the purposes of the Uniform Commercial Code upon such of the Mortgaged Property that is or may become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. Mortgagor's chief executive office and principal place of business is the Mortgagor's address set forth in the first paragraph of this Mortgage, and the place where Mortgagor's books and records in respect of where the Mortgaged Property is located are kept is the address of Mortgagor set forth in the first paragraph of this Mortgage. If an Event of Default shall occur which shall remain uncured, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, (including, without limitation, to the extent permitted by law, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral). Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand therefor any and all reasonable expenses

(including, without limitation, reasonable legal expenses and attorneys' fees) incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor at least ten (10) business days prior to such action or such notice as is otherwise required by law or the Relevant Documents, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Obligations in such priority and proportions as Mortgagee shall determine in its sole discretion. In the event of any change in name, identity or structure of Mortgagor, Mortgagor shall notify Mortgagee thereof and, promptly after request, shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall materially increase Mortgagor's obligations under this Mortgage or the other Relevant Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any UCC financing statements (or related documents) signed only by Mortgagee, as secured party, in connection with the Collateral covered by this Mortgage, such appointment to terminate upon the release of this Mortgage.

         27. ACTIONS AND PROCEEDINGS. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its reasonable discretion, decides should be brought to protect its interest under this Mortgage or in the Mortgaged Property. Subject to the foregoing, Mortgagor shall appear in and contest any action or proceeding purporting to affect the security hereof and shall pay all reasonable costs and expenses including cost of evidence of title and attorney's fees, in any such action or proceeding in which Mortgagee may appear. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Obligations, and any such subrogation rights shall constitute additional security for the payment of the Obligations.

         28. WAIVER OF SETOFF AND COUNTERCLAIM. Except as may be permitted under the Relevant Documents, all amounts due under this Mortgage, the Notes and the other Relevant Documents shall be payable without setoff or counterclaim whatsoever.

         29. LIENS. Mortgagor warrants, covenants and agrees to pay and promptly discharge, at Mortgagor's cost and expense, all taxes, assessments and governmental charges levied upon it, its income and assets as and when such taxes, assessments and charges are due and payable (including, without limitation, all Impositions), as well as all lawful claims for labor materials and supplies or otherwise which could become a lien, and all liens, encumbrances and charges upon the Mortgaged Property, or any part thereof or interest therein; provided that the existence of any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right thereto shall not constitute a violation of this Section if payment is not yet due under the contract which is the foundation thereof. Notwithstanding the foregoing, Mortgagor shall not be in default for failure to pay or discharge Impositions or mechanic's or materialman's or similar lien asserted against the Mortgaged Property if, and so long as, (a) Mortgagor shall have notified Mortgagee of same within seven (7) days of obtaining knowledge thereof; (b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) unless funds are otherwise reserved, Mortgagor shall furnish to Mortgagee such security as Mortgagee may reasonably request to insure payment of such Impositions and to secure and indemnify Mortgagee against any cost, expense, loss or damage in connection with such contest or postponement of payment,; (d) Mortgagor shall timely upon final determination thereof pay the amount of any such Impositions, claim, fine or penalty so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Impositions, or mechanic's or materialman's or similar lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Impositions, or claim notwithstanding such contest, if in the reasonable opinion of Mortgagee, the Mortgaged Property or any part thereof or interest therein may be in imminent danger of being sold, forfeited, foreclosed, terminated, canceled or lost.

         30. RECOVERY OF SUMS REQUIRED TO BE PAID. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due and owing, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

         31. MARSHALING, WAIVER OF REDEMPTION AND OTHER MATTERS. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, moratorium and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

         32. NOTICE. Any notice which either party hereto may desire or be required to give to the other party shall be in writing and delivered by: (x) a commercial courier or messenger service or (y) by U.S. registered or certified mail with return receipt requested. Notice by commercial messenger or courier service will be deemed to have been given on the day when delivered before 4:00 p.m. on a business day in the city in which notice is delivered, provided that payment for the cost of delivery is not requested of the recipient. Notice by mail shall be given by registered or certified U.S. Mail, return receipt requested. Delivery of notice by commercial messenger or courier service or mail shall be assumed if acceptance of delivery is refused. Notice may be given by fax but will only be treated as delivered hereunder if: (x) sent between the hours of 9:00 a.m. and 5:00 p.m. (based on local time at the destination); and
(y) receipt is acknowledged by fax and delivery will be deemed to have been given on the date the fax acknowledgment is sent. Notices shall be delivered as follows or at such other place as either party hereto may by notice in writing (given in accordance with this Section 32) designate:

To Mortgagor:           Discovery Zone, Inc.
                        One Corporate Center
                        110 East Broward Boulevard
                        Fort Lauderdale, Florida  33301
                        Attn:  President
                        Telecopy Number:  (954) 627-2670

To Mortgagee:           State Street Bank and Trust Company
                        Two International Place
                        Boston, Massachusetts  02110
                        Attn:  Corporate Trust Department
                        Telecopy Number:  (617) 664-5371

         33.  SOLE DISCRETION OF MORTGAGEE.  Wherever pursuant to this
Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

         34. NON-WAIVER. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's Obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the other Relevant Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Obligations or any portion thereof, or
(c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of this Mortgage or the other Relevant Documents.

Mortgagee may resort for the payment of the Obligations to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

         35. NO ORAL CHANGE. This Mortgage and the other Relevant Documents constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understanding, representations or other arrangements, whether express or implied, written or oral, of the parties in connection herewith or therewith except to the extent expressly incorporated or specifically referred to herein or therein. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         36. SUCCESSORS AND ASSIGNS. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective permitted successors and assigns forever.

         37. SEVERABILITY. If any term, covenant or condition of this Mortgage or the Relevant Documents is held to be invalid, illegal or unenforceable in any respect, this Mortgage and any such other Relevant Document shall be construed without such provision.

         38. HEADINGS, ETC. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         39. DUPLICATE ORIGINALS. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

         40. DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "MORTGAGOR" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "MORTGAGEE" shall mean "Mortgagee and any subsequent holder(s) of the Notes," the word "PERSON" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "MORTGAGED PROPERTY" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees (including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder including, but not limited to, all such fees incurred in connection with any bankruptcy or other insolvency proceedings). Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

         41. HOMESTEAD. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Land as against the collection of the Obligations, or any part hereof.

         42. ASSIGNMENTS. Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation. Any Mortgagee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage.

         43. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW EACH PARTY HERETO HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTES, THIS MORTGAGE, OR THE OTHER RELEVANT DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY SUCH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

         44. CONSENT TO JURISDICTION. MORTGAGOR AND MORTGAGEE HERETO CONSENT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTIES, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THE RELEVANT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. MORTGAGOR FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH

RESPECT TO SUCH COLLATERAL. MORTGAGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH IN THE FIRST PARAGRAPH HEREOF IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, MORTGAGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST MORTGAGOR IN ANY JURISDICTION.

         45. GOVERNING LAW. This Mortgage shall be governed by and construed in accordance with the laws of the State of New York including, without limitation, Section 5-1401 of the General Obligations Law, but otherwise without regard to conflict of law principles; provided, however, that with respect to the creation, attachment, perfection, priority and procedures relating to the enforcement of the liens and security interests created by or pursuant to this Mortgage and relating to real property, this Mortgage shall be governed by and construed in accordance with the laws of the state in which the Land is located.

         46. LIEN ABSOLUTE, MULTI-SITE REAL ESTATE AND MULTIPLE COLLATERAL TRANSACTION. Mortgagor acknowledges that this Mortgage and a number of other Relevant Documents and those documents required by the Relevant Documents together secure the Obligations. Mortgagor agrees that the lien of this Mortgage and all obligations of the Mortgagor hereunder shall be absolute and unconditional and shall not in any manner be affected or impaired by:

         (a) any lack of validity or enforceability of the Notes or any other Relevant Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing;

         (b) any acceptance by Mortgagee of any security for or guarantees of any of the indebtedness hereby secured;

         (c) any failure, neglect or omission on the part of Mortgagee to realize upon or protect any of the indebtedness hereby secured or any of the collateral security therefor, including the Relevant Documents;

         (d) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations;

         (e) any release (except as to the property or obligation released), sale, pledge, surrender, compromise, settlement, non-perfection, renewal extension, indulgence, alteration, exchange, modification or disposition of any of the Obligations hereby secured or of any of the collateral security therefor;

         (f) any amendment or waiver of or any consent to any departure from the Notes or any other Relevant Documents or of any guaranty thereof (except to the extent of such amendment, waiver or consent in writing by Mortgagee), if any, and Mortgagee may in its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Relevant Documents without first exercising or enforcing any of its rights and remedies hereunder; and

         (g) any exercise of the rights or remedies of Mortgagee hereunder or under any or all of the Relevant Documents.

         Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the other Relevant Documents separately or concurrently and in any order that Mortgagee may deem appropriate.

         47. FUTURE ADVANCES. This Mortgage shall secure not only existing indebtedness, but also such future advances, whether such advances are obligatory or are to be made at the option of Mortgagee, or otherwise, as are made by Mortgagee to Mortgagor after the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage. Nothing in this Mortgage shall be deemed an obligation on the part of the Mortgagee to make any future advances.

         48. STATE SPECIFIC PROVISIONS. The provisions of Exhibit B are hereby incorporated by reference as though set forth in full herein.

         49. NO MERGER OF ESTATES. It is the intention and agreement of Mortgagor and Mortgagee that there shall be no merger of any leasehold estate in the Mortgaged Property with the fee interest in the Mortgaged Property or any other estate or interest in the Mortgaged Property, and there shall be no merger of this Mortgage and any estate in the Mortgaged Property, by reason of the fact that the same person may own or hold (a) any leasehold interest in the Mortgaged Property, and/or (b) this Mortgage, and/or (c) the fee interest in the Mortgaged Property or any other estate or interest in the Mortgaged Property.

         50. SUBORDINATION. Notwithstanding anything to the contrary contained herein, this Mortgage shall be subject and subordinate to that certain amended and restated mortgage, assignment of leases and rents, security agreement and fixture filing, dated as of the date hereof, made by Mortgagor in favor of McDonald's Corporation, including any extension, modification, replacement or renewal thereof, in accordance with the provisions of that certain Subordination Agreement, dated as of the date hereof, by and among Mortgagor, Mortgagee, and McDonald's Corporation (the "SUBORDINATION AGREEMENT'), including any extension, modification, replacement or renewal thereof.

         51. GOOD STANDING. Mortgagor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Mortgagor is qualified to do business and in good standing in the State in which the Mortgaged Property is located, and to the extent that Mortgagor is not so qualified or in good standing in such State, Mortgagor shall promptly qualify to do business and become in good standing in such State and shall promptly present evidence of such qualification to do business and good standing to Mortgagee, and shall in any event take such steps as are necessary to insure the enforceability of the Notes and this Mortgage.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE AND NOTARY PAGES FOLLOW.]

         Mortgagor has executed this instrument as of the day and year first above written.

                             DISCOVERY ZONE, INC., a Delaware corporation




                             By: /s/ Robert G. Rooney
                                 ------------------------
                                   Name: Robert G. Rooney
                                   Its: Senior Vice President

STATE OF NEW YORK       )
                        ) SS.
COUNTY OF WESTCHESTER   )


    I, Mark D. Woodward, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Robert G. Rooney, the Senior Vice President of Discovery Zone, Inc., a Delaware corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Senior Vice President, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

    GIVEN under my hand and notarial seal, this 28th day of July, 1997.


MARK D. WOODWARD                            /s/ Mark D. Woodward
Notary Public State of New York             ------------------------------
No. 4997846                                           NOTARY PUBLIC
Qualified in New York County
Commission Expires June 15, 1998                        (SEAL)

                                                                      Schaumburg
                                                           Cook County, Illinois


                                      EXHIBIT A


PARCEL 1:

LOT 3 IN PRAIRIE TOWNE CENTER, BEING A SUBDIVISON OF THAT PART OF THE NORTHWEST FRACTIONAL QUARTER OF SECTION 19, TOWNSHIP 41 NORTH, RANGE 10, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

ALL THOSE CERTAIN RIGHTS, BENEFITS AND EASEMENTS AS CREATED PURSUANT TO THE EASEMENT AGREEMENT MADE BY AND BETWEEN K-MART CORPORATION, LEAPS AND BOUNDS INC., AND KOHL'S DEPARTMENT STORES RECORDED MAY 20, 1993 AS DOCUMENT 93382707, AS AMENDED BY AMENDMENT TO OPERATION ANED EASEMENT AGREEMENT DATED MARCH 16, 1994, RECORDED MARCH 22, 1994 AS DOCUMENT 94259759, AS FURTHER AMENDED BY DECLARATION RECORDED JANUARY 31, 1995 AS DOCUMENT 95072883

                                      EXHIBIT B

                              STATE SPECIFIC PROVISIONS

              The following provisions are incorporated by reference into
Section 48 of the attached Mortgage. If any conflict or inconsistency exists between this Exhibit B and the remainder of the attached Mortgage, this Exhibit B shall govern.

         A. ILLINOIS RESPONSIBLE PROPERTY TRANSFER ACT. Mortgagor represents and warrants to Mortgagee that none of the Mortgaged Property falls within the definition of "real property" set forth in the Illinois Responsible Property Transfer Act of 1988, 765 ILCS 90/1 ET SEQ. and no disclosure statement is required to be filed thereunder as a consequence of any transaction related to this Mortgage.

         B. WAIVER OF RIGHT OF REDEMPTION AND REINSTATEMENT. In addition to the provisions of Section 24 hereof, Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default hereunder and any and all rights of redemption from judgment, as allowed under Section 15-1601(b) of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15-1101 ET SEQ.), as amended from time to time ("IMFL"), and any and all rights of reinstatement under Section 15-1602 of IMFL, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirect) by, through or under Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights of redemption and reinstatement of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Mortgagor shall not invoke or use any such law or laws or otherwise hinder, delay or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to the Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted. Mortgagor acknowledges that the Mortgaged Property does not contain agricultural real estate, as said term is defined in Section 15-1201 of IMFL, or residential real estate, as said term is defined in Section 15-1219 of IMFL.

         C.   COMPLIANCE WITH IMFL.

         1. If any provision in this Mortgage shall be inconsistent with any provision of IMFL, the provisions of IMFL shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with IMFL.

         2. If any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon default of the Mortgagor which are more limited than the rights that would otherwise be vested in Mortgagee under IMFL in the absence of said provision, Mortgagee shall be vested with the rights granted in IMFL to the full extent permitted by Law.

         3. Without limiting the generality of the foregoing, all expenses incurred by Mortgagee to the extent reimbursable under Sections 15-1510 and 15-1512 of IMFL, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in this Exhibit B or elsewhere in this Mortgage, shall be added to the Obligations secured by this Mortgage or by the judgment of foreclosure.

         D.   RIGHTS OF TENANTS; OPTION OF MORTGAGEE TO SUBORDINATE.
Mortgagee shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a Decree of Foreclosure and Sale subject to the rights of any tenant or tenants of the Mortgaged Property having an interest in the Mortgaged Property prior and superior to that of Mortgagee. The failure to join any such tenant or tenants of the Mortgaged Property as party defendant or defendants in any such civil action or the failure of any Decree of Foreclosure and Sale to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect the Obligations secured hereby, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Mortgaged Property, any statute or rule of Law at any time existing to the contrary notwithstanding. At the option of Mortgagee, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any award in condemnation) to any and all Leases of all or any part of the Mortgaged Property upon the execution by Mortgagee and recording thereof, at any time hereafter, in the Office of the Recorder of Deeds in and for the county wherein the Land is located, of a unilateral declaration to that effect.

         E. RELATIONSHIP OF THE MORTGAGEE AND MORTGAGOR. Mortgagee shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Mortgagor or of any tenant, subtenant, operator, concessionaire or licensee of Mortgagor in the conduct of their respective businesses, and without limiting the foregoing, Mortgagee shall not be deemed to be such partner, joint venturer, agent or associate on account of Mortgagee becoming a "mortgagee in possession" or exercising any rights pursuant to this Mortgage or any of the other Relevant Documents.

         F. SUBORDINATION OF PROPERTY MANAGER'S LIEN AND REAL ESTATE BROKER'S LIEN. Any property management agreement for the Mortgaged Property entered into hereafter by Mortgagor with a property manager shall contain a "no lien" provision whereby the property manager waives and releases any and all mechanics' lien rights that the property manager or anyone claiming by, through or under the property manager may have pursuant to the Illinois Mechanics Lien Act, 770 ILCS 60/0.01 ET SEQ. Such property management agreement or a short form thereof shall, at Mortgagee's request, be recorded with the Recorder of Deeds of the county where the Land is located. In addition, Mortgagor shall cause the property manager to enter into a subordination of management agreement with

Mortgagee, in recordable form, whereby the property manager subordinates its present and future lien rights, and those of any party claiming by, through or under the property manager, to the lien of this Mortgage. Any agreement entered into hereafter by Mortgagor or any agent of Mortgagor with any "broker," as defined in the Real Estate License Act of 1983, 225 ILCS 455/1 ET SEQ., for the purpose of selling, leasing or otherwise conveying an interest in the Mortgaged Property shall contain a "no lien" provision whereby such broker waives and releases any and all lien rights that such broker or anyone claiming by, through or under such broker may have pursuant to the Commercial Broker Lien Act, 770 ILCS 15/1 ET SEQ. Mortgagor shall cause such broker to enter into a subordination agreement with Mortgagee, in recordable form, whereby such broker subordinates its present and future lien rights, and those of any party claiming by, through or under such broker, to the lien of this Mortgage.

         G. MORTGAGEE'S OPTION REGARDING ENFORCEMENT OF SECURITY INTEREST IN PERSONAL PROPERTY. Upon an Event of Default occurring, Mortgagee, as the secured party under Section 26 of this Mortgage, may, at its sole option and in its sole discretion, proceed against the Collateral (as defined in Section 26 of this Mortgage) under Part 5 of the Uniform Commercial Code, 810 ILCS 5/9-501 ET SEQ., or may, pursuant to 810 ILCS 5/9-501(4), proceed against both the real property covered by this Mortgage and the Collateral together, in accordance with Mortgagee's rights and remedies under this Mortgage and the other Relevant Documents and pursuant to IMFL.

         H. MORTGAGEE'S RIGHT OF POSSESSION IN CASE OF DEFAULT. In any case in which under the provisions of this Mortgage a default has occurred and is continuing and Mortgagee has a right to institute foreclosure proceedings pursuant to Section 24 hereof and such proceedings have commenced, Mortgagor shall surrender to Mortgagee and Mortgagee shall be entitled to take actual possession of, the Mortgaged Property or any part thereof, personally, or by its agent or attorneys as provided in Subsections (b) (2) and (c) of Sections 1701 of the IMFL. In such event Mortgagee in its discretion may, with or without force or process of law, enter upon and take and maintain possession of all or any part of said Mortgaged Property, together with all documents, books, records, papers and accounts of Mortgagor or the then owner of the Mortgaged Property relating thereto, and may exclude Mortgagor and its agents wholly therefrom, and may as attorney-in-fact or agent of Mortgagor, or in its own name as Mortgagee and under the powers herein granted, hold, operate, manage and control the Mortgaged Property and conduct the business, if any, thereof, either personally or by its agents. Without limiting the generality of the foregoing provisions of this Section, Mortgagee shall also have all power, authority and duties as provided in Section 15-1703 of the IMFL. Should Mortgagee incur any such liability, loss or damage in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be secured hereby, and Mortgagor shall reimburse Mortgagee therefor immediately upon demand.

         I. ACTIONS OF MORTGAGEE. Mortgagor recognizes that, during the term of this Mortgage, Mortgagee:

              1. May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors' arrangements, insolvency, housing authority and pollution control proceedings of any kind, to which Mortgagee shall be a party by reason of the Relevant Documents or in which the Relevant Documents or the Mortgaged Property, or any portion thereof, are involved directly or indirectly;

              2. May make preparations following the occurrence of an Event of Default hereunder for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;

              3. May make preparations following the occurrence of an Event of Default hereunder for, and do work in connection with, Mortgagee's taking possession of and managing the Mortgaged Property, which event may or may not actually occur;

              4. May make preparations for and commence other private or public actions to remedy an Event of Default hereunder, which other actions may or may not be actually commenced;

              5. May enter into negotiations with Mortgagor or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default hereunder, the sale of the Mortgaged Property, the assumption of liability for any of the Obligations secured hereby or the transfer of the Mortgaged Property in lieu of foreclosure; or

              6. May enter into negotiations with Mortgagor or any of its agents, employees or attorneys pertaining to Mortgagee's approval of actions taken or proposed to be taken by Mortgagor which approval is required by the terms of this Mortgage.

         J.   PROTECTIVE ADVANCES.

              1. This Mortgage shall be a lien for all Protective Advances (as defined herein) as to subsequent purchasers and judgment creditors from the time the Mortgage is recorded, pursuant to Subsection (b) (5) of
    Section 15-1302 of the IMFL. Protective Advances ("PROTECTIVE ADVANCES") refer to all advances, disbursements and expenditures (collectively, "ADVANCES") made by Mortgagee before and during foreclosure, prior to sale, and where applicable, after sale, for the following purposes:

                   (a) advances pursuant to this Exhibit B including all advances made to paid the costs incurred by the Mortgagee with respect to the actions described in paragraph I above;

                   (b) advances in accordance with the terms of this Mortgage to: (i) protect, preserve or restore the Mortgaged Property; (ii) preserve the lien of this Mortgage or the priority thereof; or (iii) enforce this Mortgage, as referred to in Subsection (b) (5) of Section 15-1302 of the IMFL, as amended from time to time;

                   (c) payments of (i) when due installments of taxes and assessments against the Mortgaged Property; (ii) other obligations authorized by this Mortgage; or (iii) with court approval any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title, all as referred to herein and in Section 15-1505 of the IMFL;

                   (d) attorneys' fees and other costs incurred in connection with the foreclosure of this Mortgage as referred to in Sections 1504
         (d) (2) and 15-1510 of the IMFL and in connection with any other litigation or administrative proceeding to which the Mortgagee may be or become or be threatened or contemplated to be a party, including probate and bankruptcy proceedings, or in the preparation for the commencement or defense of any such suit or proceeding; including filing fees, appraisers' fees, outlays for documents and expert evidence, witness fees, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of judgment) of procuring all such abstracts of title, title charges and examinations, foreclosure minutes, title insurance policies, Torrens certificates, appraisals, and similar data and assurances with respect to title and value as Mortgagee may deem reasonably necessary either to prosecute or defend such suit or, in case of foreclosure, to evidence to bidders at any sale which may be had pursuant to the foreclosure judgment the true condition of the title to or the value of the Mortgaged Property;

                   (e) Mortgagee's fees and costs arising between the entry of judgment of foreclosure and the confirmation hearing as referred to in Subsection (b)(1) of Section 15-1508 of the IMFL;

                   (f) expenses deductible from proceeds of sale referred to in Subsections (a) and (b) of Section 15-1512 of the IMFL; and

                   (g) expenses incurred and expenditures made by Mortgagee for any one or more of the following: (i) if the Mortgaged Property or any portion thereof constitutes one or more units under a condominium declaration, assessments imposed upon the owner thereof; (ii) if any of the Mortgaged

         Property consists of an interest in a leasehold estate under a lease or sublease, rentals or other payments required to be made by the lessee under the terms of the lease or sublease; (iii) premiums upon casualty and liability insurance made by Mortgagee whether or not Mortgagee or a receiver is in possession, if reasonably required, without regard to the limitation to maintaining of insurance in effect at the time any receiver or mortgagee takes possession of the Mortgaged Property imposed by Subsection (c) (1) of Section 15-1704 of the IMFL; (iv) payments required or deemed by Mortgagee to be for the benefit of the Mortgaged Property or required to be made by the owner of the Mortgaged Property under any grant or declaration of easement, easement agreement, reciprocal easement agreement, agreement with any adjoining land owners or other instruments creating covenants or restrictions for the benefit of or affecting the Mortgaged Property;
         (v) shared or common expense assessments payable to any association or corporation in which the owner of the Mortgaged Property is a member in any way affecting the Mortgaged Property; (vi) operating deficits incurred by Mortgagee in possession or reimbursed by Mortgagee to any receiver; and (vii) fees and costs incurred to obtain an environmental assessment report relating to the Mortgaged Property.

              2. The Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the provisions of the IMFL, be included in:

                   (a) determination of the amount of indebtedness secured by this Mortgage at any time;

                   (b) the indebtedness found due and owing to the Mortgagee in the judgment of foreclosure and any subsequent amendment of such judgment, supplemental judgments, orders, adjudications or findings by the court of any additional indebtedness becoming due after entry of such judgment, it being hereby agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose;

                   (c) if right of redemption has not been waived by this Mortgage, computation of the amount required to redeem, pursuant to Subsections (d) (2) and (e) of Section 15-1603 of the IMFL;

                   (d) determination of amounts deductible from sale proceeds pursuant to Section 15-1512 of the IMFL;

                   (e) determination of the application of income in the hands of any receiver or mortgagee in possession; and

                   (f) computation of any deficiency judgment pursuant to Subsections (b) (2) and (e) of Section 15-1508 and Section 15-1511 of the IMFL.

              3. All moneys paid for Protective Advances or any of the other purposes herein authorized and all expenses paid or incurred in connection therewith, including attorneys' fees, and any other moneys advanced by Mortgagee to protect the Mortgaged Property and the lien hereof, shall be so much additional indebtedness secured hereby, and shall become immediately due and payable without notice and with interest thereon at the maximum rate permissible under state law. Inaction of Mortgagee shall never be considered as a waiver of any right accruing to it on account of any default on the part of Mortgagor.

         K. CONSENT TO APPOINTMENT OF RECEIVER. Without limiting the generality of any other provisions of this Mortgage, the Mortgagor hereby and in accordance with the provisions of Sections 15-1701, 1702 and 1703 of the IMFL, 735 ILCS 5/15-1701, 1702 and 1703, expressly authorizes and consents to the placing of the mortgagee in possession and the appointment of a receiver in the manner permitted thereunder. In addition to all other powers described in
Section 24 of this Mortgage, such receiver, which Mortgagee may be, shall have all powers and duties prescribed by Section 15-1704 of the IMFL, including the power to make leases to be binding upon all parties, including the Mortgagor after redemption, the purchaser at a sale pursuant to a judgment of foreclosure and any person acquiring an interest in the Mortgaged Property after entry of a judgment of foreclosure, all as provided in Subsection (g) of Section 15-1701 of the IMFL.

         L. USE OF PROCEEDS. Mortgagor hereby represents and agrees that the proceeds of the Mortgage Note secured by this Mortgage shall be used for business purposes and that the indebtedness secured hereby constitutes a business loan.

         M. MAXIMUM AMOUNT SECURED BY THIS MORTGAGE. The total indebtedness (or obligations) secured by this mortgage shall not exceed in the aggregate Eighty-Five Million Dollars ($85,000,000).